THELEN REID & PRIEST LLP
                              40 WEST 57TH STREET
                        NEW YORK, NEW YORK  10019-4097

                                                                  Exhibit 5



                                                                 (212) 603-2189


                                        July 12, 1999


          CompuMed, Inc.
          1230 Rosecrams Avenue, Suite 1000
          Manhattan Beach, California  90266

                   Re:   Registration Statement on Form S-3
                         ----------------------------------

          Gentlemen:

                    We have acted as your counsel in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Securities Act") relating to the registration under the Securities Act of 1,238,938 shares of common stock, par value $.01 per share (the "Common Stock"), of CompuMed, Inc. (the "Company"), issuable upon the exercise of certain outstanding common stock purchase warrants of the Company (the "Warrants"). Capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Registration Statement.

                    In connection with the foregoing, we have examined copies of the Company's Certificate of Incorporation and By-laws, each as amended through the date hereof, the Warrants, unanimous written consents of the Board of Directors of the Company and originals or copies, satisfactory to us, of all such corporate records, agreements, certificates and other documents of the Company as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity and accuracy of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. As to questions of fact material to such opinion, we have relied upon certificates of public officials and certificates of officers or other representatives of the Company.

                    Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that (a) the Company is a validly existing corporation under the laws of the State of Delaware and (b) the Common Stock,

THELEN REID & PRIEST LLP

          CompuMed, Inc.                 -2-                  July 12, 1999




          when purchased in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

                    We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to us included in or made a part of the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder, or that we are "experts" within the meaning of the Securities Act or the rules and regulations promulgated thereunder.

                                             Very truly yours,

                                             /s/ Thelen Reid & Priest LLP

                                             THELEN REID & PRIEST LLP


          AK/mlr